Exhibit 99.1

LENSAR Reports Second Quarter 2025 Results and Provides Business Update

18 ALLY Robotic Cataract Laser Systems™ (“ALLY Systems”) placed in 2Q 2025 with an additional backlog of 18 ALLY Systems pending installation as of June 30, 2025

ALLY installed base grew 107% and total installed base grew 23% over 2Q 2024

Worldwide procedure volumes increased 23% over 2Q 2024

ORLANDO, Fla. (August 7, 2025) – LENSAR, Inc. (Nasdaq: LNSR) (“LENSAR” or the “Company), a global medical technology company focused on advanced robotic laser solutions for the treatment of cataracts, today announced financial results for the quarter ended June 30, 2025 and provided an update on key operational initiatives.

“Our second quarter results reflect the continued, strong momentum of ALLY with 18 systems placed in the quarter and an additional 18 systems in backlog. Moreover, we continued to see strong procedure growth, with worldwide procedure volumes increasing 23% over second quarter 2024 levels,” said Nick Curtis, President and CEO of LENSAR. “In parallel with our strong operational performance, the proposed merger with Alcon continues to progress. As previously announced, the proposed merger was overwhelmingly approved at a special meeting of our stockholders held last month. At that meeting, over 80% of our outstanding shares were voted, with over 99% of the votes cast in favor of the transaction. We are currently working cooperatively with the U.S. Federal Trade Commission to respond to its request for additional information and continue to expect the transaction to close by the end of this year. On behalf of the entire management team, I want to extend a thank you to our stockholders for their overwhelming support of this transformative deal.”

Second Quarter 2025 Financial Results

Total revenue for the quarter ended June 30, 2025 was $13.9 million, an increase of $1.3 million, or 10%, compared to total revenue of $12.6 million for the quarter ended June 30, 2024. The increase in the second quarter of 2025 was primarily due to increased procedure volume. Worldwide procedure volume increased by approximately 23% in the second quarter of 2025 as compared to 2024. The Company’s laser systems performed over 21% of total U.S. procedures in the quarter ended June 30, 2025, increasing 3% from the quarter ended June 30, 2024. During the three months ended June 30, 2025, the Company placed 18 ALLY Systems, increasing the installed base to approximately 165 ALLY Systems (increasing the ALLY installed base over 107% compared to the quarter ended June 30, 2024) with the total combined installed base of LENSAR Laser Systems and ALLY Systems increasing to approximately 410 as of June 30, 2025, reflecting a 23% increase over the total combined installed base as of June 30, 2024.

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The following table provides information about revenue and revenue attributable to recurring sources, which we consider to be all components of our revenue except for the sales of our systems:

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2025	2024	2025	2024
System	$2,576	$2,654	$5,208	$3,744
Recurring revenue:
Procedure	8,334	6,880	16,620	13,223
Lease	1,645	1,952	3,529	3,899
Service	1,380	1,150	2,737	2,358
Total recurring revenue	11,359	9,982	22,886	19,480
Total revenue	$13,935	$12,636	$28,094	$23,224
Recurring revenue %	82%	79%	81%	84%

The following table provides information about procedure volume:

	2025	2024	2023
Q1	52,347	39,486	31,600
Q2	52,100	42,203	35,349
Total	104,447	81,689	66,949

Selling, general and administrative expenses were $11.7 million and $6.8 million for the quarters ended June 30, 2025 and 2024, respectively, an increase of $4.9 million, or 72%. The increase was primarily due to approximately $4.2 million in acquisition-related costs incurred in connection with the proposed merger with Alcon Research, LLC (“Alcon”) announced on March 24, 2025 (the “Alcon Transaction” or the “merger”).

Research and development expenses were $1.4 million and $1.3 million for the quarters ended June 30, 2025 and 2024, respectively, an increase of $0.1 million, or 6%.

Net loss for the quarter ended June 30, 2025, was $1.8 million, or ($0.15) per common share, compared to a net loss of $9.0 million, or ($0.79) per common share, for the quarter ended June 30, 2024. The decrease in net loss in the second quarter of 2025, as compared to the second quarter of 2024, was predominantly due to the change in warrant liability associated with fluctuation in the Company’s stock price. Included within net loss were stock-based compensation expenses of $0.8 million and $0.7 million for the quarters ended June 30, 2025 and 2024, respectively.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the quarter ended June 30, 2025 was ($0.9) million, compared with ($8.3) million for the quarter ended June 30, 2024. Adjusted EBITDA, which we calculate by adding back stock-based compensation expense, change in the fair value of warrant liabilities, acquisition-related costs, and impairment of intangible assets, was ($0.3) million for the quarter ended June 30, 2025 and $30,000 for the quarter ended June 30, 2024. EBITDA and Adjusted EBITDA are non-GAAP financial measures, and a reconciliation of these measures to net loss is set forth below in this press release.

As of June 30, 2025, the Company had cash, cash equivalents, and investments of $20.3 million, as compared to $22.5 million at December 31, 2024. In connection with the Alcon Transaction, we received a $10.0 million cash deposit in the first quarter of 2025.

Conference Call

Following the announcement of LENSAR’s definitive agreement to be acquired by Alcon, the Company will not be hosting an earnings conference call this quarter.

About LENSAR

LENSAR is a commercial-stage medical device company focused on designing, developing, and marketing advanced systems for the treatment of cataracts and the management of astigmatism as an integral aspect of the procedure. LENSAR has developed its ALLY Robotic Cataract Laser System™ as a compact, highly ergonomic system utilizing an extremely fast dual-modality laser and integrating AI into proprietary imaging and software. ALLY is designed to transform premium cataract surgery by utilizing LENSAR’s advanced robotic technologies with the ability to perform the entire procedure in a sterile operating room or in-office surgical suite, delivering operational efficiencies and reduced overhead. ALLY includes LENSAR’s proprietary Streamline® software technology, designed to guide surgeons to achieve better outcomes.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Alcon Transaction, regulatory review of the Alcon Transaction and the expected timing of the closing of the Alcon Transaction, ALLY’s commercialization and the Company’s operational performance. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: (i) the proposed merger may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Company or the expected benefits of the proposed merger; (ii) the failure to realize the anticipated benefits of the proposed merger; (iii) the possibility that competing offers or acquisition proposals for the Company will be made; (iv) risks that the milestone related to the contingent value right is not achieved; (v) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances which would require the Company to pay a termination fee or other expenses; (vii) the effect of the announcement or pendency of the merger on the Company’s ability to retain and hire key personnel, or its operating results and business generally, (viii) there may be liabilities related to the merger that are not known, probable or estimable at this time or unexpected costs, charges or expenses; (ix) the merger may result in the diversion of management’s time and attention to issues relating to the merger; (x) there may be significant transaction costs in connection with the merger; (xi) adverse consequences of legal proceedings instituted against the Company following the announcement of the merger; and (xii) the Company’s stock price may decline significantly if the merger is not consummated. In addition, a number of other important factors could cause the Company’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to the other important factors that are disclosed under the heading “Risk Factors” contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its other filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, to be filed with the SEC, each accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at https://ir.lensar.com.

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, the Company undertakes no obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Contacts:	Lee Roth / Cameron Radinovic
Thomas R. Staab, II, CFO	Burns McClellan for LENSAR
ir.contact@lensar.com	lroth@burnsmc.com / cradinovic@burnsmc.com

Non-GAAP Financial Measures

The Company prepares and analyzes operating and financial data and non-GAAP measures to assess the performance of its business, make strategic and offering decisions and build its financial projections. The key non-GAAP measures it uses are EBITDA and Adjusted EBITDA. EBITDA is defined as net loss before interest expense, interest income, income tax expense, depreciation and amortization expenses. EBITDA is a non-GAAP financial measure. EBITDA is included in this filing because we believe that EBITDA provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Adjusted EBITDA is also a non-GAAP financial measure. We believe Adjusted EBITDA, which is defined as EBITDA and further excluding stock-based compensation expense, change in fair value of warrant liabilities, acquisition-related costs, and impairment of intangible assets provides meaningful supplemental information for investors when evaluating our results and comparing us to peer companies as stock-based compensation expense and change in fair value of warrant liabilities are significant non-cash charges, impairment of intangible assets is a non-cash charge that is not indicative of our core operating results and acquisition-related costs are not recurring. We use these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance and, therefore, any non-GAAP measures we use may not be directly comparable to similarly titled measures of other companies. Investors should not consider our non-GAAP financial measures in isolation or as a substitute for an analysis of our results as reported under GAAP.

Reconciliations of EBITDA and Adjusted EBITDA to their most comparable GAAP financial measure are set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2025	2024	2025	2024
Net loss	$(1,764)	$(9,043)	$(29,109)	$(11,200)
Less: Interest income	(193)	(160)	(352)	(358)
Add: Depreciation expense	865	666	1,709	1,313
Add: Amortization expense	230	232	462	506
EBITDA	(862)	(8,305)	(27,290)	(9,739)
Add: Stock-based compensation expense	766	683	1,420	1,335
Add: Change in fair value of warrant liabilities	(4,332)	3,923	17,382	3,428
Add: Acquisition-related costs	4,174	—	8,399	—
Add: Impairment of intangible assets	—	3,729	—	3,729
Adjusted EBITDA	$(254)	$30	$(89)	$(1,247)

LENSAR, Inc.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Product	$10,910	$9,534	$21,828	$16,967
Lease	1,645	1,952	3,529	3,899
Service	1,380	1,150	2,737	2,358
Total revenue	13,935	12,636	28,094	23,224
Cost of revenue (exclusive of amortization)
Product	4,315	3,851	8,781	6,441
Lease	859	663	1,689	1,266
Service	1,737	1,309	3,475	3,040
Total cost of revenue	6,911	5,823	13,945	10,747
Operating expenses
Selling, general and administrative expenses	11,658	6,784	22,807	13,580
Research and development expenses	1,425	1,348	2,959	2,792
Amortization of intangible assets	230	232	462	506
Impairment of intangible assets	—	3,729	—	3,729
Total operating expenses	13,313	12,093	26,228	20,607
Operating loss	(6,289)	(5,280)	(12,079)	(8,130)
Other income (expense)
Change in fair value of warrant liabilities	4,332	(3,923)	(17,382)	(3,428)
Other income, net	193	160	352	358
Net loss	(1,764)	(9,043)	(29,109)	(11,200)
Other comprehensive loss
Change in unrealized loss on investments	(6)	(5)	(9)	(10)
Net loss and comprehensive loss	$(1,770)	$(9,048)	$(29,118)	$(11,210)
Net loss per common share:
Basic and diluted	$(0.15)	$(0.79)	$(2.46)	$(0.98)
Weighted-average number of common shares used in calculation of net loss per share:
Basic and diluted	11,937	11,451	11,856	11,419

LENSAR, Inc.

BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$7,150	$16,263
Short-term investments	13,159	6,192
Accounts receivable, net of allowance of $48 and $105, respectively	4,987	6,085
Notes receivable, net of allowance of $7 and $8, respectively	335	395
Inventories	19,243	11,428
Prepaid and other current assets	991	1,616
Total current assets	45,865	41,979
Property and equipment, net	609	664
Equipment under lease, net	15,087	13,767
Notes and other receivables, long-term, net of allowance of $17 and $23, respectively	855	1,160
Intangible assets, net	5,650	6,112
Other assets	2,348	2,615
Total assets	$70,414	$66,297
Liabilities, redeemable convertible preferred stock, and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$11,314	$5,995
Accrued liabilities	5,726	6,807
Deferred revenue	2,528	1,677
Operating lease liabilities	522	524
Acquisition-related deposit	10,000	—
Total current liabilities	30,090	15,003
Long-term operating lease liabilities	1,810	2,090
Warrant liabilities	47,238	29,856
Other long-term liabilities	544	702
Total liabilities	79,682	47,651
Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, 20 shares authorized at June 30, 2025 and December 31, 2024; 20 shares issued and outstanding at June 30, 2025 and December 31, 2024; aggregate liquidation preference of $20,000 at June 30, 2025 and December 31, 2024	13,784	13,784
Stockholders’ (deficit) equity:
Preferred stock, par value $0.01 per share, 9,980 shares authorized at June 30, 2025 and December 31, 2024; no shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Common stock, par value $0.01 per share, 150,000 shares authorized at June 30, 2025 and December 31, 2024; 11,933 and 11,654 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	119	116
Additional paid-in capital	149,236	148,035
Accumulated other comprehensive (loss) income	(3)	6
Accumulated deficit	(172,404)	(143,295)
Total stockholders’ (deficit) equity	(23,052)	4,862
Total liabilities, redeemable convertible preferred stock, and stockholders’ (deficit) equity	$70,414	$66,297